Exhibit 99.1

The ONE Group Hospitality, Inc. Reports Third Quarter 2018 Results

Domestic Comparable Sales for STK Restaurants Rose 6.9%

Updates 2018 Financial Targets, Introduces Preliminary 2019 Financial Targets

New York, NY – November 12, 2018 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (NASDAQ: STKS), today reported unaudited financial results for the third quarter ended September 30, 2018.

Highlights for the Third Quarter ended September 30, 2018:

•	Total GAAP revenue increased 12.1% to $20.0 million compared to $17.8 million in the same period last year;

•	Domestic comparable sales* at owned and managed STK restaurants rose 6.9%, consisting of a 7.7% increase in domestic owned restaurants and a 5.4% in domestic managed restaurants;

•	GAAP income from continuing operations was $0.3 million compared to GAAP net loss of $0.5 million for the same period last year;

•	GAAP net loss attributable to The ONE Group Hospitality, Inc. was $0.3 million compared to GAAP net loss of $1.2 million or for the same period last year;

•	Adjusted EBITDA** increased 41.1% to $2.0 million compared to $1.4 million the same period last year;

•	Total owned restaurant expenses decreased 330 basis points to 90.3% from 93.6% as a percentage of owned net restaurant revenues; and

•	Opened one Company-owned STK and two international licensed STKs.

Emanuel “Manny” Hilario, President and Chief Executive Officer, said, “We are making remarkable progress executing our four point strategy during the third quarter, as demonstrated by our 6.9% comparable sales growth, 12.1% increase in total revenue growth, and 41.1% increase in adjusted EBITDA , while setting ourselves up for long-term success. We have a very deep pipeline of development, management and licensed opportunities, which is a reflection of the unique guest dining, and hospitality experiences that we are able to create. We are back in growth mode as we have identified significant global opportunities to create unique vibe-dining experiences through company owned restaurants as well as managed and licensed restaurants and venues.”

Hilario added, “We are executing against our development pipeline as demonstrated by the three new locations opened during the third quarter. Openings included a second licensed location in Dubai, a company-owned restaurant in San Diego, CA, and a licensed location in Mexico City. All of these units are meeting or exceeding their preliminary targets which is very encouraging. We now plan to open, one international licensed STK, and one food and a beverage hospitality venue before year-end.”

*Comparable sales or same store sales (“SSS”) represents total food and beverage sales at owned and managed units opened for at least a full 18-month period. This metric includes total revenue from our owned and managed STK locations. Revenues from locations where we do not directly control the event sales force (Royalton Hotel, NY; The W Hotel, Westwood, CA; and our locations in Europe) are excluded from this metric.

Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted EBITDA, a non-GAAP measure, represents net income / loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock-based compensation, losses from discontinued operations and certain transactional costs. Not all of the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. For a reconciliation of Adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Unaudited Third Quarter 2018 Financial Results

Total GAAP Revenues increased 12.1% to $20.0 million in the third quarter of 2018 compared to $17.8 million in the same period last year. This increase was primarily driven by comparable sales growth. Domestic comparable store sales at owned and managed STK restaurants increased 6.9%. This increase follows similarly strong mid to high single digit comparable sales increases reported for the first half of 2018 and are indicative of the continued strong performance of the STK brand. On an adjusted basis, excluding the positive impact from lapping last year’s Hurricane Irma, domestic comparable store sales at owned and managed STK restaurants increased 5.6%.

Management, license and incentive fee revenue increased 8.4% to $2.7 million in the third quarter of 2018 compared to $2.5 million in the third quarter of 2017. The increase in management, license and incentive fee revenue was due to the launch of the licensed STK in Dubai in December 2017 coupled with STK Dubai Downtown in July 2018 and STK Mexico City in August 2018.

GAAP net loss attributable to The ONE Group Hospitality, Inc. in the third quarter of 2018 was $0.3 million compared to GAAP net loss of $1.2 million in the third quarter of 2017.

Adjusted EBITDA rose 41.1% to $2.0 million, an increase of $0.5 million, from $1.4 million in the third quarter of 2017.

Development Update

Opened - 2018

Location	Type	Opening Date
STK- Dubai Downtown	International Licensed	July 2018
STK- San Diego	Domestic Company-Owned	July 2018
STK- Mexico City	International Licensed	August 2018

Projected Additions - 2018

Location	Type	Tentative Opening Date
STK- Doha	International Licensed	December 2018
F&B- London	Food and Beverage	December 2018

Key Strategic Initiatives

We continue executing our four key strategic initiatives which are positioning The One Group sustained for long-term growth.

1.	Improving Operational Efficiencies in our Restaurants
•	We have taken numerous steps to streamline operations and run our restaurants more efficiently, including menu simplification, better labor scheduling, reservation management, and most recently, hiring a Head of Operations and Global Training.
•	Total Owned Restaurant operating expenses decreased 330 basis points in the third quarter of 2018 to 90.3% of sales.
•	Total Owned Restaurant operating expenses decreased 370 basis points through the first three quarters of 2018 to 88.6% of sales.

2.	Driving Comparable Sales
•	We have reported strong mid to high single digit increases in domestic comparable sales for the first three quarters of 2018:
o	Q1 2018: 7.3%
o	Q2 2018: 7.5%
o	Q3 2018: 6.9%

3.	Reducing G&A at the Corporate Level
•	G&A declined 130 basis points to 11.4% of total sales in the third quarter of 2018. On an adjusted basis, G&A decreased 270 basis points to 8.9% of total sales.

•	G&A declined 130 basis points to 13.3% of total sales through the first three quarters of 2018. On an adjusted basis, G&A decreased to 8.9% of total sales.
•	We expect G&A to be approximately $2 million per quarter on a go forward basis.

4.	Focusing on Growth Through License and Management Deals
•	We have a strong pipeline of asset light management and hospitality deals.
•	We opened two international licensed STKs and one owned restaurant during the third quarter 2018.
•	We plan to open one international licensed STK and one food and beverage venue during the fourth quarter of 2018.
•	Over the long term we plan to open three to five licensed restaurant units and one to two food and beverage hospitality venues annually.

Reiterated 2018 Targets

We are updating the following targets for 2018:

•	Total GAAP revenues between $80 million and $85 million;
•	Total food and beverage sales at all our owned and managed units of between $170 million and $180 million;
•	Comparable store sales growth of about 7% up from 3% to 4%;
•	Total food and beverage costs of approximately 25% to 26%;
•	Adjusted EBITDA between $10 million and $10.5 million, representing approximately 40% growth compared to the prior year; and,
•	Total capital expenditures, net of $0.6 million in allowances received from landlords, of approximately $3 million, which is significantly less than prior years and reflective of our capital-light strategy.

Preliminary 2019 Targets

We are providing the following preliminary targets for 2019:

•	Comparable store sales growth of about 2% to 3%;
•	Adjusted EBITDA of $13 million, representing approximately 24% to 30% growth compared to our 2018 Adjusted EBITDA guidance;
•	Total G&A of approximately $8.0 million, or approximately $2 million per quarter;
•	Total capital expenditures, net of allowances received from landlords, of approximately $3 to $4 million; and,
•	Four to six licensed restaurant units, one company-owned STK, and one to two food and beverage hospitality venues.

Long-Term Growth Targets

We are reiterating the following long-term growth targets:

•	Three to five licensed restaurant units and one to two food and beverage hospitality venues annually;
•	Comparable store sales growth of 2% to 3%;
•	Consistent Adjusted EBITDA growth of at least 20%; and,
•	Continued focus on our asset light model and disciplined G&A management, while benefitting from economies of scale and operating efficiencies.

We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Linda Siluk, Interim Chief Financial Officer, will host a conference call and webcast to discuss third quarter 2018 financial results, update 2018 financial targets, preliminary 2019 financial targets, and long-term growth targets today at 5:00 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-201-493-6780. The replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 13683752. The replay will be available until November 26, 2018.

The webcast can also be accessed from the Investor Relations tab of the Company’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group (NASDAQ: STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S., Europe, Mexico, and the Middle East. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For example, the statements related to the exploration of strategic alternatives and the potential results therefrom and the statements related to our strategic review of our operations targeting sources for 2018 and beyond are forward-looking. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

The following table sets forth certain statements of operations and comprehensive (loss) income from the periods indicated:

The One Group Hospitality, Inc.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited, in thousands, except earnings per share and related share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Owned restaurant net revenues	$15,312	$13,189	$45,908	$42,100
Owned food, beverage and other net revenues	1,960	2,144	6,048	8,460
Total owned revenues	17,272	15,333	51,956	50,560
Management, license and incentive fee revenue	2,688	2,479	7,832	7,577
Total revenues	19,960	17,812	59,788	58,137

Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales	4,050	3,436	12,121	11,150
Owned restaurant operating expenses	9,779	8,911	28,556	27,688
Total owned operating expenses	13,829	12,347	40,677	38,838
Owned food, beverage and other expenses	2,068	2,044	5,782	7,296
Total owned operating expenses	15,897	14,391	46,459	46,134
General and administrative (including stock-based compensation of $337, $200, $1,005 and $744, respectively)	2,266	2,267	7,937	8,479
Settlements	-	500	-	1,295
Depreciation and amortization	896	950	2,575	2,621
Lease termination expense and asset write-offs	78	402	168	883
Pre-opening expenses	449	94	1,330	1,286
Transaction costs	-	-	-	254
Equity in income of investee companies	-	(264)	(111)	(156)
Other expense (income), net	38	(19)	(139)	(137)
Total costs and expenses	19,624	18,321	58,219	60,659

Income (loss) from operations	336	(509)	1,569	(2,522)

Interest expense, net of interest income	294	325	902	804

Income (loss) from continuing operations before provision for income taxes	42	(834)	667	(3,326)

Provision for income taxes	251	179	445	365

(Loss) income from continuing operations	(209)	(1,013)	222	(3,691)

Loss from discontinued operations, net of taxes	-	-	-	(106)

Net (loss) income	(209)	(1,013)	222	(3,797)
Less: net income attributable to noncontrolling interest	96	153	116	71
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(305)	$(1,166)	$106	$(3,868)

Currency translation adjustment	(170)	107	(104)	190
Comprehensive (loss) income	$(475)	$(1,059)	$2	$(3,678)

Basic and diluted (loss) income per share
Continuing operations	$(0.01)	$(0.05)	$0.00	$(0.15)
Discontinued operations	$-	$-	$-	$-
Attributed to The One Group Hospitality, Inc.	$(0.01)	$(0.05)	$0.00	$(0.15)
Weighted average number of common shares outstanding
Basic	27,751,632	25,228,288	27,437,269	25,141,933
Diluted	27,751,632	25,228,288	27,499,645	25,141,933

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Owned restaurant net revenues	76.7%	74.0%	76.8%	72.4%
Owned food, beverage and other net revenues	9.8%	12.0%	10.1%	14.6%
Total owned revenues	86.5%	86.1%	86.9%	87.0%
Management, license and incentive fee revenue	13.5%	13.9%	13.1%	13.0%
Total revenues	100.0%	100.0%	100.0%	100.0%

Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales (1)	26.4%	26.1%	26.4%	26.5%
Owned restaurant operating expenses (1)	63.9%	67.6%	62.2%	65.8%
Total owned operating expenses (1)	90.3%	93.6%	88.6%	92.3%
Owned food, beverage and other expenses (2)	105.5%	95.3%	95.6%	86.2%
Total owned operating expenses (3)	92.0%	93.9%	89.4%	91.2%
General and administrative (including stock-based compensation of 1.7%, 1.1%, 1.7% and 1.3%, respectively)	11.4%	12.7%	13.3%	14.6%
Settlements	0.0%	2.8%	0.0%	2.2%
Depreciation and amortization	4.5%	5.3%	4.3%	4.5%
Lease termination expense and asset write-offs	0.4%	2.3%	0.3%	1.5%
Pre-opening expenses	2.2%	0.5%	2.2%	2.2%
Transaction costs	0.0%	0.0%	0.0%	0.4%
Equity in income of investee companies	0.0%	(1.5)%	(0.2)%	(0.3)%
Other expense (income), net	0.2%	(0.1)%	(0.2)%	(0.2)%
Total costs and expenses	98.3%	102.9%	97.4%	104.3%

Income (loss) from operations	1.7%	(2.9)%	2.6%	(4.3)%

Interest expense, net of interest income	1.5%	1.8%	1.5%	1.4%

Income (loss) from continuing operations before provision for income taxes	0.2%	(4.7)%	1.1%	(5.7)%

Income tax provision	1.3%	1.0%	0.7%	0.6%

(Loss) income from continuing operations	(1.0)%	(5.7)%	0.4%	(6.3)%

(Loss) from discontinued operations, net of taxes	0.0%	0.0%	0.0%	(0.2)%

Net (loss) income	(1.0)%	(5.7)%	0.4%	(6.5)%
Less: net loss attributable to noncontrolling interest	0.5%	0.9%	0.2%	0.1%
Net (loss) income attributable to The ONE Group Hospitality, Inc.	(1.5)%	(6.5)%	0.2%	(6.7)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenues.
(2)	These expenses are being shown as a percentage of owned food, beverage and other net revenues.
(3)	These expenses are being shown as a percentage of total owned revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE INFORMATION)

	(unaudited)
	9/30/2018	12/31/2017
Assets
Current assets:
Cash and cash equivalents	$968	$1,548
Accounts receivable	6,129	5,514
Inventory	1,194	1,402
Other current assets	1,600	1,299
Due from related parties, net	27	—
Total current assets	9,918	9,763
Property & equipment, net	38,476	37,811
Investments	2,612	2,957
Deferred tax assets	72	69
Other assets	598	384
Security deposits	2,091	2,031
Total assets	$53,767	$53,015
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,855	$5,329
Accrued expenses	6,625	6,987
Deferred license revenue	241	115
Deferred gift card revenue and other	1,196	999
Due to related parties, net	—	256
Current portion of long-term debt	3,196	3,241
Total current liabilities	17,113	16,927

Deferred license revenue, long-term	1,663	1,222
Due to related parties, long-term	1,197	1,197
Deferred rent and tenant improvement allowances	17,072	17,001
Long-term debt, net of current portion	7,877	10,115
Total liabilities	44,922	46,462

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 28,293,902 and 27,152,101 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	43,235	41,007
Accumulated deficit	(31,927)	(31,979)
Accumulated other comprehensive loss	(1,660)	(1,556)
Total The One Group Hospitality, Inc. stockholders’ equity	9,651	7,475
Noncontrolling interests	(806)	(922)
Total stockholders' equity	8,845	6,553
Total Liabilities and Stockholders' Equity	$53,767	$53,015

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Owned restaurant net revenue (a)	$15,312	$13,189	$45,908	$42,100
Owned food, beverage and other revenue (a)	1,960	2,144	6,048	8,460
Total owned revenue	17,272	15,333	51,956	50,560
Managed, licensed and incentive revenue	2,688	2,479	7,832	7,577
Total revenues (GAAP)	$19,960	$17,812	$59,788	$58,137

Food and Beverage Sales from Managed Units	$26,220	$25,641	$75,039	$75,171

Total Food and Beverage Sales at Owned and Managed Units	$43,492	$40,974	$126,995	$125,731

(a)	Components of Total Food & Beverage Sales at Owned and Managed Units.

The following table presents the elements of the domestic comparable sales measure for Fiscal 2017 and Fiscal 2018 through September 2018 on a quarterly basis. Note that comparable sales is calculated only for locations opened for at least a full 18 month period and excludes revenues from locations where we do not directly control the event sales force.

	2017				2018
	Q1	Q2	Q3*	Q4	Q1	Q2	Q3

US Owned STK Restaurants	-1.8%	1.2%	-0.9%	5.8%	8.7%	6.2%	7.7%
US Managed STK Restaurants	8.3%	2.5%	6.5%	6.6%	4.9%	10.1%	5.4%
US Total STK Restaurants	2.6%	1.7%	1.9%	6.0%	7.3%	7.5%	6.9%

*	Reflects 2.1% adjustment for Hurricane Irma impact

Adjusted EBITDA. We define adjusted EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation, losses from discontinued operations and certain transactional costs. Not all of the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to Adjusted EBITDA for the periods indicated (unaudited, in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(305)	$(1,166)	$106	$(3,868)
Net income attributable to noncontrolling interest	96	153	116	71
Net (loss) income	(209)	(1,013)	222	(3,797)
Interest expense, net of interest income	294	325	902	804
Income tax provision	251	179	445	365
Depreciation and amortization	896	950	2,575	2,621

EBITDA	1,232	441	4,144	(7)

Deferred rent (1)	(52)	14	(141)	(39)
Pre-opening expenses	449	94	1,330	1,286
Lease termination expense and asset write-offs (2)	78	402	168	883
Loss from discontinued operations, net of taxes	-	-	-	106
Transaction costs (3)	-	-	-	254
Stock-based compensation	337	200	1,005	744
Settlements	-	500	-	1,295
Equity share of settlement costs	-	-	-	270
Other	145	-	145	-

Adjusted EBITDA	2,189	1,651	6,651	4,792
Adjusted EBITDA attributable to noncontrolling interest	153	208	317	269
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$2,036	$1,443	$6,334	$4,523

(1)	Deferred rent is included in owned restaurant operating expenses and general and administrative expense on the statement of operations and comprehensive (loss) income.
(2)	Lease termination and related asset write-offs is related to the costs associated with closed or abandoned locations.

Investor Contact:

Michelle Michalski of ICR

646.277.1224